SECOND AMENDMENT OF AGREEMENT OF SALE

     Reference is made to an Agreement of Sale dated as of August 8, 1996 by and between Avalon Properties, Inc., a Maryland corporation ("Purchaser"), and Boulder Springs Limited Partnership, an Illinois limited partnership ("Seller"), as amended by Amendment of Agreement of Sale dated as of September 13, 1996, collectively (the "Agreement") with respect to certain properties known as Boulder Springs Apartments, Richmond, Virginia, as more particularly described in Exhibit A attached to the Agreement.

     Purchaser and Seller desire to amend the Agreement in certain respects.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

     1. The Purchase Price as defined in the Agreement is hereby changed from $14,956,000.00 to $14,831,000.00.

     2. Purchaser and Seller hereby agree that Purchaser will not assume Seller's cable television service contract, including, without limitation, the contract with TCI Cable dated December 26, 1984.

     3. Except as herein amended, the Agreement remains in full force and effect in accordance with its terms.

EXECUTED UNDER SEAL as of this 24th day of September, 1996.

                              AVALON PROPERTIES, INC.



                              By:   /s/ Lili Dunn
                                   -------------------------------
                                        Lili Dunn
                                        Vice President


                              BOULDER SPRINGS LIMITED PARTNERSHIP

                              By:  Boulder Springs, Inc.



                                   By:   /s/ James E. Mendelson
                                        ---------------------------------
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